UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Location Based Technologies, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LOCATION BASED TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 16, 2012
1:00 P.M. PACIFIC TIME

TO THE STOCKHOLDERS OF LOCATION BASED TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Location Based Technologies, Inc., a Nevada corporation, will be held on August 16, 2012, at 1:00 p.m., Pacific Time.  The Annual Meeting will be a “virtual” meeting, conducted via a live webcast on the Internet at www.virtualshareholdermeeting.com/lbas, and will be held for the following purposes:

1.	To elect directors to serve until the 2013 Annual Meeting of Stockholders and their respective successors are elected and qualified;

2.	To approve the Amended and Restated 2007 Stock Incentive Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The foregoing business items are more fully described in the attached Proxy Statement which is made part of this Notice.  Stockholders of record at the close of business on Monday, June 18, 2012, may attend and vote at the Annual Meeting.  Regardless of whether you plan to attend the Annual Meeting, we request that you vote your shares of common stock as promptly as possible in the following manner:

•	Vote by Internet at www.proxyvote.com;

•	Vote by phone by dialing 1-800-690-6903; or

•	Vote by mail by returning the Proxy marked, signed and dated to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

David M. Morse
Chief Executive Officer
Irvine, California
July 21, 2012

1

LOCATION BASED TECHNOLOGIES, INC.
49 Discovery – Suite 260
Irvine, CA 92618
1-888-600-1044

PROXY STATEMENT FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

The enclosed Proxy is solicited on behalf of the board of directors of Location Based Technologies, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, August 16, 2012, at 1:00 p.m., Pacific Time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.  The Annual Meeting will be a “virtual” meeting, conducted via a live webcast on the Internet at www.virtualshareholdermeeting.com/lbas.  All references to “we,” “us,” or “our” in this Proxy Statement are references to the Company.

These proxy solicitation materials, which include the Proxy Statement and form of Proxy, were first mailed on or about July 21, 2012, to all Stockholders entitled to vote at the Annual Meeting.

NOTE:  We are not yet required to register our common stock with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended.  Thus, we are not required to comply with the SEC’s proxy rules.  Nevertheless, we believe this Proxy Statement contains all the information you need to vote on the matters to be presented at the Annual Meeting.

Attending the Annual Meeting

The Annual Meeting will be held via a live webcast on the Internet at www.virtualshareholdermeeting.com/lbas.  The webcast starts at 1:00 p.m., Pacific Time.  Stockholders may vote and submit questions while attending the Annual Meeting on the Internet.  Please have your 12-digit Control Number (found on your Proxy) available to enter the Annual Meeting.

Record Date and Shares Outstanding

Stockholders of record at the close of business on June 18, 2012 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.  On the Record Date, 194,913,869 Shares of common stock, being the only class of voting securities outstanding, were issued and outstanding.

Voting and Revocability of Proxies

Each share of common stock outstanding on the Record Date, will be entitled to one vote on all matters presented at the Annual Meeting.  Stockholders do not have the right to cumulate their votes in the election of directors.

If your shares are held of record, there are three ways to vote by Proxy:

•	Vote by Internet at www.proxyvote.com;

•	Vote by phone by dialing 1-800-690-6903; or

•	Vote by mail by returning the Proxy marked, signed and dated to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on August 15, 2012.  Voting by any of these methods will not affect your ability to attend the Annual Meeting and vote during the Annual Meeting at www.virtualshareholdermeeting.com/lbas.

If your shares are held in street name, you must provide your broker, bank or other holder of record with instructions in order to vote your shares.  To do so, follow the voting instructions provided to you by your broker, bank or other holder of record. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote the shares for that particular proposal or has not received voting instructions from the beneficial owner.  Brokers do not have discretionary authority to vote shares held in street name in connection with the election of directors (Proposal 1) or approval of the Amended and Restated 2007 Stock Incentive Plan (Proposal 2).  As a result, broker non-votes will occur in connection with these proposals at the Annual Meeting.

Shares represented by properly dated, executed, and returned Proxies will, unless such Proxies have been previously revoked, be voted in accordance with the instructions indicated thereon.  In the absence of specific instructions to the contrary, properly executed Proxies will be voted: (i) FOR the election of each of the nominees for director and (ii) FOR the approval of the Amended and Restated 2007 Stock Incentive Plan.

Any person giving a Proxy has the power to revoke it at any time before it is voted.  Proxies may be revoked by any of the following actions:

•	voting again by the Internet or by telephone (only the last vote cast will be counted);

•
delivering a written notice to our Secretary at our principal executive office (49 Discovery, Suite 260, Irvine, California 92618) bearing a date later than that indicated in the Proxy or the date you vote by the Internet or by telephone, but prior to the Annual Meeting, stating that the Proxy is revoked; or

•	attending the meeting and voting via the Internet at www.virtualshareholdermeeting.com/lbas.

Our Voting Recommendations

The board of directors recommends that you vote:

•	FOR election of the nominees to serve as directors; and

•	FOR the approval of the Amended and Restated 2007 Stock Incentive Plan.

Quorum

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares present in person or represented by proxy.  Shares that abstain or are withheld from voting on any proposal, or that are represented by broker non-votes, will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum exists.

Vote Required

The election of directors (Proposal 1) requires a plurality of the votes cast at the election.  Accordingly, the six directorships to be filled at the Annual Meeting will be filled by the six nominees receiving the highest number of votes.  Broker non-votes are not considered votes cast and will have no effect on the outcome of the election.

The approval of the Amended and Restated 2007 Stock Incentive Plan (Proposal 2) requires the affirmative vote of a majority of the shares present in person or represented by proxy.  Abstentions will have the same effect as votes against Proposal 2.  For this purpose, broker non-votes will not be considered as present or represented by proxy and, therefore, will have no effect on the outcome of the voting on Proposal 2.

Solicitation

We will pay the costs of soliciting Proxies from Stockholders, including the preparation, assembly, printing and mailing of proxy solicitation materials.  We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares beneficially owned by others to forward these materials to the beneficial owners.  We may reimburse brokerage firms and other such persons representing beneficial owners for their expenses in forwarding solicitation materials to such beneficial owners.  Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, personally or by telephone, telegram, letter, e-mail or facsimile.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Our board of directors is currently composed of six (6) members.  Our By-Laws provide for a minimum of one (1) and a maximum of nine (9) members of the board of directors.  Two members of our board of directors, Dr. Morse and Mrs. Mejia, have served as directors since 2007.  The other members, Messer’s Smith, Warner, Haugen and Meyers, were elected by the board of directors in October 2011 to fill vacancies created by expanding the number of directors to six (6).  All of the current directors have been nominated for reelection.

Unless otherwise instructed, the holders of Proxies solicited by this Proxy Statement will vote the Proxies received by them for the six nominees.  Directors are elected by a plurality of the votes cast at the election.  In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxy holders will vote for a nominee designated by the present board of directors to fill the vacancy.  We are not aware of any reason that any of the nominees will be unable or will decline to serve as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE SIX NOMINEES.

The names of the current members of our board of directors, their ages as of July 20, 2012, and certain information about them, are set forth below.

Name	Age	Position(s)

David M. Morse, Ph.D.	59	Chairman of the Board, Co-President, Chief Executive Officer and Co-Founder

Desiree Mejia	41	Director, Chief Operating Officer, Secretary and Co-Founder

Greggory Haugen	49	Lead Director

Charles H. Smith	69	Director, Chair of the Compensation Committee

David L. Meyers	67	Director, Chair of the Audit Committee

Ronald Warner	68	Director, Chair of the Governance & Nominating Committee

David M. Morse, Ph.D. has been Co-President, Chief Executive Officer and Chairman of the board of directors since October 11, 2007.  Since September 16, 2005, he held similar positions in the operating company that was merged into the Company on October 11, 2007.  From late 2001 to 2005, he was involved in several start up ventures providing consulting services.  Early development work on the PocketFinder began in 2005 and resulted in the establishment of PocketFinder, Inc. in September of 2005.  Dr. Morse brings 20 years of executive-level experience to the Company.  The majority of his career (1982 to 2001) has focused on the consumer market, leading him to serve as Vice President of Consumer Billing Services for Pacific Bell from 2000 to 2001 and his passion for customer service led to his appointment as Chief Customer Officer for Pacific Bell (1997 to 2000) where he worked directly with the Chairman and the Executive Committee to establish the alignment of corporate strategy and process management objectives.  Prior to then, he served as Vice President of Sales and Service for SBC, now AT&T, from 1991 to 1997.  While at SBC, he led an organization of more than 4,000 employees in 23 locations, serving 7,000,000 households.  Subsequent to leading the consumer organization, he served as Vice President of Product Marketing responsible for SBC’s core billing product.  Dr. Morse received a PhD in Organizational Behavior from Columbia Pacific University, a Master of Arts degree in Psychology from the University of Northern Colorado and a Bachelor of Science degree from Brigham Young University.

Desiree Mejia has been Chief Operating Officer, Secretary and a director since October 11, 2007.  Since September 16, 2005, she held the same positions in the operating company that was merged into the Company on October 11, 2007.  As a co-founder of the operating company that was merged into the Company, Mrs. Mejia is responsible for running the day-to-day operations at the Company and directly interacts with the Accounting and Marketing departments.  Mrs. Mejia developed the PocketFinder concept after realizing that a true need exists to “see” your children even when you can’t be with them.  With cofounder Joseph Scalisi, Mrs. Mejia then took the concept of using a GSM/GPRS tracking platform, combining it with a mapping service and creating a revolutionary tracking system.  Thus PocketFinder system was born.  Prior to becoming our Chief Operating Officer, Mrs. Mejia worked for ESP Networks and with venture capital firms to help raise funds for the technology sector.  She also consulted with a wireless manufacturing company to assist the launch of a new wireless device.  Prior to this, Mrs. Mejia worked with Deloitte and Touche, LLP where her specialties were in the technology and telecommunications field.  Previously, Mrs. Mejia acted as the head researcher and assistant to the Chairman at MESA Research, whose clients included AT&T, Motorola, Nortel, 3Com and Phillips.  She has a Bachelor of Arts degree in Sociology from California State University, Dominguez Hills, California.  Mrs. Mejia and Mr. Scalisi, our Co-President and Chief Development Officer, are husband and wife.

Gregg Haugen has been an active in the market since 1990, leading teams investing over $5 billion in various companies and portfolios of distressed consumer, real estate and residential assets in the U.S. and internationally.  Mr. Haugen was a founding Senior Partner of CarVal Investors, a Value Fund with more than $10 billion in assets under management when he left in 2008.  Since that time, Mr. Haugen has invested in, and provided advice to, several early stage companies, including Location Based Technologies.  Mr. Haugen currently serves on the board of Capital Partners Funding Group, Inc., a U.S. business and financial consulting company whose mission is to provide clients long term capital funding solutions using very sophisticated financial programs that utilize various tax advantaged insurance products.  Mr. Haugen received his Masters of Management from the J.L Kellogg Graduate School of Management at Northwestern University with concentrations in Finance, Marketing, International Business and Organizational Behavior in 1990.  Prior to graduate school, Mr. Haugen was a Senior Accountant with KPMG Peat Marwick in Minneapolis after obtaining his Bachelor of Science in Business Administration at Boston University in 1985.

Charles H. “Chuck” Smith was president and CEO of SBC West, now AT&T and formerly SBC Pacific Bell/SBC Nevada Bell, overseeing more than 50,000 employees who delivered telecom products and services to the company’s millions of business and consumer customers in California and Nevada.  Mr. Smith joined Pacific Bell in 1967 after graduating from California State University at Los Angeles with a Bachelor’s Degree in Social Science with additional graduate course work and spent his more than 30 year telecom career predominantly in Operations and Executive Management positions.  In 1985 he completed a graduate program for executives at Carnegie Mellon University.  Mr. Smith was named the forth Alfred North Whitehead Distinguished Lecturer in Lifelong Learning at the University of Redlands, is an executive advisory Board member of the UC Davis Graduate School of Management, and serves on the Board of the UC Berkeley Extension Program.  Additionally, Mr. Smith was also Vice Chair of the Board for USC’s Center for Telecommunications Management.  Mr. Smith remains actively involved as an advisor for numerous business, educational, and community support Boards and agencies.

David L. Meyers is the former EVP and Chief Financial Officer for Del Monte Foods, Inc.  Mr. Meyers is an entrepreneurial general manager with over 35 years of senior management experience in the consumer products industry. His experience includes both international and domestic leadership focused on achieving high growth and low cost development of operations.  He has extensive experience in corporate and operations finance, business development, strategy, global acquisitions, divestitures, and mergers.  His strong knowledge of capital markets and creative financing instruments consistently resulted in optimal capital structures.  He also brings deep experience working with private equity sponsors to create long-term stockholder value.  Mr. Meyers served on the Board of Smart & Final and was Chair of the Audit Committee prior to its sale.  He is currently on the Board of Foster Dairy Farms and Chair of its Audit Committee and also on the Board of Bay Grove Capital.

Ronald Warner has been in the private practice of law since 1968.  Since July 2003 he has been a senior corporate lawyer in the law firm of Locke Lord LLP.  Mr. Warner's practice concentrates on mergers and acquisitions, financings (from emerging growth financing through large multi-national public offerings) and international joint venture and collaborative arrangements.  Mr. Warner currently serves on the Board of Directors of Senetas Pty. Ltd., an Australian public company that designs and distributes encryption products world-wide, Radiance Rewards, LLC., a privately held company that offers a health and fitness rewards and social network platform for businesses, and Elite Interactive Solutions, Inc., a privately held company that offers security monitoring and services for business facilities.  He also serves on the Advisory Boards of several technology and services companies in the United States and other countries, and has been involved as a principal in a few operating businesses.  Mr. Warner received his Juris Doctorate degree with honors from the New York University School of Law after obtaining his Bachelor of Arts degree from Tulane University.

BOARD OF DIRECTORS

Board Committees

The board has three standing committees:  Audit Committee, Compensation Committee and Governance & Nominating Committee.  The members of the Audit Committee are Messrs. Myers (Chair), Smith and Warner.  The members of the Compensation Committee are Messrs. Smith (Chair), Meyers and Warner.  The members of the Governance & Nominating Committee are Messrs. Warner (Chair), Meyers and Smith.

Director Independence

Our board of directors has determined that the following directors are “independent directors” as defined by the rules of The NASDAQ Stock Market (“NASDAQ”): Messrs. Meyers, Smith and Warner.  Although our common stock is not listed on NASDAQ, the board uses the definition of independence from the NASDAQ listing standards to assess independence of our directors.  Under applicable SEC and NASDAQ rules, the existence of certain “related-party” transactions above certain thresholds between a director and us are required to be disclosed and preclude a finding by the board that the director is independent.

Stockholder Communications with the Board

Stockholders who wish to communicate with the board may do so by letters addressed in care of our Corporate Secretary at the address noted above.  Letters will be reviewed by our Secretary and relayed to the addressees as appropriate.

Director Compensation

Directors receive a total of 100,000 shares of common stock as compensation.  The first 50,000 shares are issued at the commencement of the service term and the remaining 50,000 shares are issued six months thereafter.  Directors who are also employees of the Company receive no additional compensation for service as directors.

PROPOSAL NO. 2

APPROVAL OF THE AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

We are requesting that the Stockholders approve the Amended and Restated 2007 Stock Incentive Plan (the “Amended and Restated Plan”), which was approved and adopted by the Board of Directors on January 12, 2012, subject to stockholder approval.  The Amended and Restated Plan amends and restates our 2007 Stock Incentive Plan (the “Original Plan”), which was approved by the directors and stockholders of our predecessor company and assumed by the Company when our predecessor company was merged into the Company.  The Original Plan allows us to grant awards covering up to 2,250,000 shares of our common stock.  Among other things, the Amended and Restated Plan increases the maximum number of shares of our common stock reserved for issuance in connection with awards granted under the Amended and Restated Plan to 20,000,000 shares.  Following is a summary of certain provisions of the Amended and Restated Plan.  However, the following summary does not include a description of all of the terms of the Amended and Restated Plan and is qualified in its entirety by the Amended and Restated Plan itself, a copy of which is attached to this Proxy Statement as Exhibit A.  Capitalized terms used in the following summary without definition have the meanings given to such terms in the Amended and Restated Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL NO. 2 – APPROVAL OF THE AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN.

Purpose of the Request for Approval of the Amended and Restated 2007 Stock Incentive Plan

The Original Plan allows us to grant awards covering up to 2,250,000 shares of our common stock.  Without an increase in the number of shares, we anticipate that we will be unable to make intended awards for 2012. Our Board of Directors continues to believe that it is critical to our future success as a company to be able to grant equity awards.  We are requesting that Stockholders approve the Amended and Restated Plan in order to:

•	Drive stockholder value:
Equity grants are an essential component of our executive compensation policy. Among other things, granting equity awards allows us to deliver competitive compensation opportunities and provide rewards for increases in stockholder value creation.

•	Attract and retain critical talent:
Additional shares are needed to provide the Board of Directors and management with a significant tool for attracting key talent and retaining our most valued employees.

•	Further align the executives and the Board of Directors with Stockholders:
We believe it is important that equity grants remain a significant part of the executives’ compensation package so that current and future executives and directors are put in a position similar to our Stockholders.

Key Highlights of the Amended and Restated 2007 Stock Incentive Plan

•	Administration:
The Amended and Restated Plan is administered by a Committee consisting of two or more disinterested directors (as defined in the Amended and Restated Plan), who are appointed by the Board of Directors.  The Committee currently consists of Charles H. Smith (Chair), David L. Meyers and Ronald Warner.  The Board of Directors also may appoint one or more separate committees, each composed of one or more directors of the Company who need not be disinterested, that may grant Awards and administer the Amended and Restated Plan with respect to Employees, Outside Directors, and other individuals who are not considered officers or directors of the Company under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or for whom Awards are not intended to satisfy the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

•	Effective Date of Amended and Restated Plan:

The Amended and Restated Plan will become effective immediately upon its approval by the Company’s Stockholders.  Awards may be granted under the Amended and Restated Plan while the receipt of stockholder approval is pending, provided that, to the extent required by applicable law, any such Awards will be conditioned on the receipt of such approval.

•	Types of Awards:

The following types of Awards may be granted under the Amended and Restated Plan:

1)	Non-Statutory Stock Options;

2)	Incentive Stock Options;

3)	Restricted Stock; and

4)	Stock Appreciation Rights.

•	Stock Subject to the Amended and Restated Plan:

General Limitations.  Subject to adjustment upon changes in capitalization or a change of control as provided in Section 16 of the Amended and Restated Plan, the maximum number of Shares reserved for issuance in connection with Awards under the Amended and Restated Plan is 20,000,000 Shares.

Incentive Stock Option Limitations.  Incentive Stock Options are stock options that are intended to meet the requirements of Code Section 422.  Subject to adjustment upon changes in capitalization or a change of control as provided in Section 16 of the Amended and Restated Plan, the maximum number of Shares reserved for issuance as Incentive Stock Options is 20,000,000 Shares.

Qualified Performance-Based Award Limitations.  Code Section 162(m) imposes an annual $1 million deduction limit with respect to compensation paid to certain employees of publicly traded companies.  There are a number of exemptions to this deduction limit, including an exemption for compensation that meets the requirements of “qualified performance-based compensation.”  Qualified Performance-Based Awards are Awards intended to qualify as “qualified performance-based compensation” within the meaning of Code Section 162(m).  Subject to adjustment upon changes in capitalization or a change of control as provided in Section 16 of the Amended and Restated Plan, in no event may Qualified Performance-Based Awards be granted to a single Participant in any 12-month period (i) in respect of more than 2,000,000 Shares (if the Award is denominated in Shares) or (ii) having a maximum payment with a value greater than $3,000,000 (if the Award is denominated in other than Shares).

•	Eligibility to Receive Awards:

All Employees and Outside Directors are eligible to receive Awards under the Amended and Restated Plan, provided that Incentive Stock Options may only be granted to Employees.  In addition, Awards may be granted to consultants of the Company or an Affiliate.  The term “Employee” means any person employed by the Company or an Affiliate.  Directors who are employed by the Company or an Affiliate are considered Employees under the Amended and Restated Plan.  The term “Outside Director” means a member of the board of directors of the Company or an Affiliate who is not also an Employee of the Company or an Affiliate.  The term “Affiliate” means any entity (whether a corporation, partnership, joint venture or other form of entity) that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Company, except solely with respect to the issuance of Incentive Stock Options, the term “Affiliate” is limited to any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Code Sections 424(e) and 424(f), respectively.

•	Non-Statutory Stock Options:

Non-Statutory Stock Options are stock options that are not intended to qualify, or do not qualify, as Incentive Stock Options under Code Section 422.  The Committee may grant Non-Statutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

Exercise Price.  The Committee has authority to determine the Exercise Price of each Non-Statutory Stock Option, provided that the Exercise Price may not be less than the Fair Market Value of the common stock on the Date of Grant.

Terms of Non-Statutory Stock Options.  The Committee has authority to determine the term during which a Participant may exercise a Non-Statutory Stock Option, but in no event may a Participant exercise a Non-Statutory Stock Option, in whole or in part, more than 10 years from the Date of Grant.  The Committee also has authority to determine the date on which each Non-Statutory Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Non-Statutory Stock Option.  Shares underlying each Non-Statutory Stock Option may be purchased, in whole or in part, by the Participant at any time during the term of such Non-Statutory Stock Option, after such Option becomes exercisable, provided that a Non-Statutory Stock Option may not be exercised for fractional shares.

•	Incentive Stock Options:

Incentive Stock Options are stock options that are intended to meet the requirements of Code Section 422.  The Committee may grant Incentive Stock Options to Employees upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

Exercise Price.  The Committee has authority to determine the Exercise Price of each Incentive Stock Option, provided that the Exercise Price may not be less than the Fair Market Value of the common stock on the Date of Grant, and provided further that if, at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of Code Section 422, common stock representing more than 10% of the total combined voting securities of the Company (a “10% Owner”), the Exercise Price may not be less than 110% of the Fair Market Value of the common stock on the Date of Grant.

Amounts of Incentive Stock Options.  To the extent the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Amended and Restated Plan and any other stock option plan of the Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under Code Section 422, such Options in excess of such limit will be treated as Non-Statutory Stock Options.  For this purpose, Fair Market Value will be determined as of the Date of Grant with respect to each such Incentive Stock Option.

Terms of Incentive Stock Options.  The Committee has authority to determine the term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than 10 years from the Date of Grant; provided, however, that if the Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option may not be exercisable after the expiration of five years from the Date of Grant.  The Committee also has authority to determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option.  Shares underlying each Incentive Stock Option may be purchased, in whole or in part, at any time during the term of such Incentive Stock Option, after such Option becomes exercisable.  An Incentive Stock Option may not be exercised for fractional shares.

•	Restricted Stock Awards:

The Committee may grant Restricted Stock to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

Awards of Restricted Stock.  Awards of Restricted Stock may only be made in whole Shares.

Terms of Restricted Stock.  The Committee has authority to determine the dates on which Restricted Stock granted to a Participant will vest and any specific conditions or performance goals which must be satisfied prior to the vesting of any installment or portion of the Restricted Stock.  The Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock except for any Restricted Stock that is part of a Qualified Performance-Based Award.

•	Stock Appreciation Rights:

A Stock Appreciation Right is an award that entitles the holder to receive an amount equal to the difference between the Fair Market Value of the Shares covered by the Award at the time of exercise of the Stock Appreciation Right and the Exercise Price on the Date of Grant.  The Committee may grant Stock Appreciation Rights to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions.

Exercise Price.  The Committee has authority to determine the Exercise Price of each Stock Appreciation Right, provided that the Exercise Price may not be less than the Fair Market Value of the common stock on the Date of Grant.

Terms of Stock Appreciation Rights.  The Committee has authority to determine the term during which a Participant may exercise a Stock Appreciation Right, but in no event may a Participant exercise a Stock Appreciation Right, in whole or in part, more than 10 years from the Date of Grant.  The Committee also has authority to determine the date on which each Stock Appreciation Right, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Stock Appreciation Right.  A Stock Appreciation Right may not be exercised for fractional shares.

•	Qualified Performance-Based Awards:

Purpose.  Code Section 162(m) imposes an annual $1 million deduction limit with respect to compensation paid to certain employees of publicly traded companies.  There are a number of exemptions to this deduction limit, including an exemption for compensation that meets the requirements of “qualified performance-based compensation.”  Under the Amended and Restated Plan, the Committee has authority to grant Restricted Stock as Qualified Performance-Based Awards, which are intended to qualify as “qualified performance-based compensation” within the meaning of Code Section 162(m).

Procedures with Respect to Qualified Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Award requirements of Code Section 162(m)(4)(C), with respect to any Award that may be granted to one or more Employees who are determined by the Committee to be “covered employees” within the meaning of Code Section 162(m) (“Covered Employees”), no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Code Section 162(m)), the Committee must (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Restricted Stock, as applicable, to be earned by each Covered Employee for such Performance Period.  Following the completion of each Performance Period, the Committee must certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  No Award or portion thereof that is subject to the satisfaction of any condition will be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Award is subject have been achieved.  The Committee may not increase during a year the amount of a Qualified Performance-Based Award that would otherwise be payable upon satisfaction of the conditions but may reduce or eliminate the payments as provided for in the Award Agreement.

Payment of Qualified Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a subsidiary on the day a Qualified Performance-Based Award for such Performance Period is paid to the Participant.  Furthermore, a Participant is eligible to receive payment pursuant to a Qualified Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

•	Award Grants under Amended and Restated Plan

As of the date of this Proxy Statement, the Committee has granted the following Awards under the Amended and Restated Plan, conditioned on the receipt of stockholder approval of the Amended and Restated Plan:

A total of 18.5 million options have been granted under the Amended and Restated Plan, of which Desiree Mejia, Joseph Scalisi and Dave Morse each received 4 million options and the remainder of the options were granted to executives and employees.  All of the options granted thus far under the Amended and Restated Plan have a strike price of $0.31 and expire between January 12, 2017 and March 15, 2017. Additionally, all of the options granted thus far under the Amended and Restated Plan vest according to milestone-based achievements and do not vest automatically.

Vote Required for Approval of the Amended and Restated 2007 Stock Incentive Plan

The approval of the Amended and Restated Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy.  Abstentions will have the same effect as votes against approval.  For this purpose, broker non-votes will not be considered as present or represented by proxy and, therefore, will have no effect on the outcome of the voting on approval of the Amended and Restated Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of June 18, 2012 by:  (i) each person known by us to be the beneficial owner of more than 5% of the Company’s common stock, (ii) by each director, (iii) by each of our named executive officers and (iv) all directors and executive officers as a group.  Except as otherwise indicated, the address for each person is 49 Discovery – Suite 260, Irvine, CA 92618. Beneficial ownership includes voting or investment power with respect to the securities.  Subject to community property laws, where applicable, the persons and entities identified in the table below have sole voting and investment power with respect to all shares beneficially owned.  Percentage of beneficial ownership is based on 194,913,869 shares of common stock outstanding as of June 18, 2012.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	%
David M. Morse	17,384,199	8.9%
Joseph F. Scalisi	12,268,521	6.3%
Desiree Mejia	12,268,521	6.3%
Eric Fronk	-	0.0%
Gregory Gaines	100,000	0.1%
Greggory Haugen	10,400,000	5.3%
David Meyers	50,000	0.0%
Ron Warner	50,000	0.0%
Charles Smith	50,000	0.0%
All Directors and Executive Officers as a group	52,571,241	26.9%

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The table set forth below summarizes the compensation payable to our executive officers during the years ending August 31, 2011 and 2010 for services in all capacities.  See also “Executive Employment Agreements” and “Option Awards” below.

Name and Principal Position (7)	Fiscal Year Ended 8/31	Salary ($)		Total ($)
David M. Morse(1)	2011	180,000	(4)	180,000	(4)
	2010	180,000	(4)	180,000	(4)
Joseph F. Scalisi(2)	2011	180,000	(5)	180,000	(5)
	2010	180,000	(5)	180,000	(5)
Desiree Mejia(3)	2011	180,000	(6)	180,000	(6)
	2010	180,000	(6)	180,000	(6)
_____________________________
(1)	Co-President, Chief Executive Officer and Chairman of the Board
(2)	Co-President and Chief Development Officer
(3)	Chief Operating Officer and Director
(4)	In 2011, $94,888 was paid and $85,112 was accrued for future payment. In 2010, $22,500 was paid and $157,500 was accrued for future payment.
(5)	In 2011, $82,250 was paid and $97,750 was accrued for future payment. In 2010, $7,500 was paid and $172,500 was accrued for future payment.
(6)	In 2011, $83,750 was paid and $96,250 was accrued for future payment. In 2010, $7,500 was paid and $172,500 was accrued for future payment.
(7)	Eric Fronk, Chief Financial Officer, and Gregory Gaines, Chief Marketing Officer, are not included in the compensation table as they began employment subsequent to August 31, 2011.

Executive Employment Agreements

Effective January 12, 2012, we entered into new executive employment agreements with each of our executive officers, David Morse, Joseph Scalisi and Desiree Mejia.  The agreements had been approved by our board, with Mr. Morse and Ms. Mejia abstaining  The terms and conditions of the agreements supersede the preexisting employment agreements between us and these executives.

The agreements provide that the executives will continue to be employed in their current positions:  David Morse, Chief Executive Officer and Co-President; Joseph Scalisi, Chief Development Officer and Co-President; and Desiree Mejia, Chief Operating Officer.  They expire January 12, 2017, the fifth anniversary of the effective date, provided that they are automatically extended for additional one-year periods unless either party provides written notice to the contrary at least 60 days prior to the end of the term then in effect.

Each executive is entitled to a base salary of $15,000 per month (the same as currently being paid under the preexisting agreements) and to adjustments to his or her base salary based on certain performance standards.  Under the new performance standards, the base salary is increased in increments of $2,500 per month upon us first achieving (measured at the end of each fiscal quarter on the basis of the trailing twelve months) $1.5, $2.5, $3.5 and $4.5 million in earnings before interest, taxes, depreciation and amortization.  The agreements provide that the company will grant to each executive options to purchase 4,000,000 shares of our common stock at a price equal to 10% above the 30-day volume weighted average price on the date of signing the Agreement, subject to vesting as described below.  If an executive has accrued compensation, it shall be paid to executive upon the occurrence of certain events and in the manner provided in the agreements.  Each year we may pay an executive a bonus, which may be part of a general bonus plan established by the board, and the executives are entitled to participate in our stock incentive plan on such terms as the Board deems appropriate from time to time.  Each executive will also be entitled to participate in any and all benefits and perquisites as are generally provided for the benefit of executive employees.

The agreements terminate on death, incapacity (after 180 days), resignation and cause as defined.  If terminated without cause (including a failure to elect or re-elect the executive to the position set forth, a material change in the executive’s duties or responsibilities, or a material reduction in benefits), unless consented to by the executive, the executive is entitled to receive base salary at least equal to the salary, including bonuses and commissions, of our highest paid employee, and medical benefits, through the end of the employment term or, if such termination occurs in the last year of the employment term, for a period of two years after the date of termination.  If during such period any events occur that would have resulted in increasing his or her base salary if the executive were still employed, the executive will be entitled to receive such additional amounts.  In addition, any of the 4,000,000 options granted to the executive which have not vested or been cancelled will automatically vest in the event the executive’s employment is terminated without cause as set forth above.

As provided in the executive employment agreements, each executive was granted under our Amended and Restated 2007 Stock Incentive Plan an incentive option on January 12, 2012 to purchase 4,000,000 shares of our common stock at a price of $0.31 per share.  None of the options may be exercised unless and until the Amended and Restated 2007 Stock Incentive Plan has been approved by our stockholders.  The options will vest as follows:  (i) options covering 500,000 shares vest immediately as a year-end bonus; (ii) options covering 250,000 shares vest upon the Company achieving 100,000 worldwide activations (including the U.S.); (iii) options covering 250,000 shares vest upon the Company completing a capital raise of $20 million or greater; (iv) options covering 250,000 shares vest upon the Company successfully listing its common stock on the NYSE Amex Equities; and (v) options covering 500,000 shares vest upon the Company successfully listing its common stock on the NASDAQ Stock Market.  An executive may elect to receive the following amounts of cash in lieu of the vesting of options:  $75,000 under clauses (iii) and (iv) and $150,000 under clause (v).  If an executive elects to receive cash, the options that would otherwise have vested are to be cancelled.  In addition, any of the 4,000,000 options that have not vested or been cancelled will vest in the event of a change in control of the company.

Option Awards

In addition to the options granted under the executive employment agreements as described above, each executive officer holds an option to purchase up to 2,000,000 shares of common stock at $1.00 per share.  Options to purchase 1,000,000 shares each are exercisable when we achieve a total of 100,000 customers, and the remaining options to purchase 1,000,000 shares each are exercisable when we achieve a total of 250,000 customers.  None of such options is presently exercisable.  The options expire ten years from the date a performance goal is achieved and vest on a change in control.  These options were not granted under the 2007 Stock Incentive Plan.

Ethical Considerations

We have adopted a Code of Business Conduct and a Code of Ethics for Senior Financial Officers.  Copies of each are available on our web site (www.locationbasedtech.com) and upon written or telephonic request to our Secretary at the above referenced address or telephone number.

RELATED PARTY TRANSACTIONS

The following are the related party transactions in which we have engaged since September 1, 2010.

On December 1, 2010, in anticipation of entering into the Loan and Security Agreement with Silicon Valley Bank and in connection with loans that he had made to us, we entered into a Financing Agreement with Greggory S. Haugen under which, among other things, Mr. Haugen agreed to personally guaranty our obligations under the Loan and Security Agreement with Silicon Valley Bank.  Mr. Haugen is on our Board of Directors and serves as the Lead Director.  We are obligated to reimburse Mr. Haugen for any amounts, including interest, he pays under the guaranty.  To compensate Mr. Haugen for his guaranty, we issued a warrant to him to purchase 3,600,000 shares of our common stock at an exercise price of $0.20 per share and we agreed to pay him $5,000 per month for so long as he has any obligation under the guaranty or he has not been reimbursed by us for any amounts paid by him under the guaranty.  Currently the $5,000 monthly fee is payable in cash or shares of our common stock at Mr. Haugen’s option.  Under the Financing Agreement, we granted Mr. Haugen board observation rights, certain registration rights, and the right to approve our use of funds drawn under the Loan and Security Agreement.  We also agreed to grant Mr. Haugen a security interest in all of our assets, junior only to the security interest of Silicon Valley Bank.  In the event of an “Actionable Violation,” which is defined to include, among other things, our failure to maintain certain minimum net income levels, our failure to maintain a specified minimum account balance, or our failure to make any payment required under the Financing Agreement or any other agreement between Mr. Haugen and us, Mr. Haugen may, among other things, market our assets (including our intellectual property) and require us to sell such assets (subject to the approval of Silicon Valley Bank) with the proceeds to be applied to all amounts then due to Silicon Valley Bank and thereafter to any amounts due by us to Mr. Haugen under the Financing Agreement or any other agreement or instrument.  In January 2011, we entered into the following agreements with Mr. Haugen: (i) a Security Agreement granting him a security interest in all of our assets to secure the reimbursement obligation under the Financing Agreement and every other debt, liability or obligation that we currently or at any time in the future owe to him and (ii) a related Intellectual Property Security Agreement granting him a security interest in all of our intellectual property.  Mr. Haugen has converted his promissory notes and accrued interest into shares of our common stock and we are no longer indebted to him.

From time to time, our officers advance funds to cover operating expenses. Cash advances from officers accrue interest at the rate of 8% per annum and have no formal repayment terms.

During the year ended August 31, 2011, new advances from Joseph Scalisi, our Co-President and stockholder, totaled $1,000 and repayments on advances totaled $438,874.  In June 2011, $500,000 of advances from Mr. Scalisi was converted into 2,500,000 shares of our common stock at $0.20 per share. Outstanding advances from officers amounted to $9,423 as of August 31, 2011.

During the year ended August 31, 2011, $58,937 of interest was accrued on officer advances.  In August 2011, $105,433 of accrued interest on advances from an officer was converted into 527,165 shares of our common stock at $0.20 per share. Accrued interest on officer advances amounted to $39 as of August 31, 2011.

Debra Mejia provides bookkeeping and accounting services to us for $2,500 per month.  Mrs. Mejia is a relative of Desiree Mejia, Chief Operating Officer.  During the year ended August 31, 2011, bookkeeping and accounting fees to Mrs. Mejia totaled $30,000.

On March 30, 2011, we entered into an Employment Letter of Intent (“LOI”) with David Morse, Jr. to act as Vice President of Customer Service. Mr. Morse is a relative of David Morse, our Chief Executive Officer and Co-President. Under the terms of the LOI, Mr. Morse is paid compensation of $10,000 per month and 250,000 shares of our common stock as a signing bonus. The common stock was valued at $42,500 on the award date. During the year ended August 31, 2011, compensation to Mr. Morse totaled $92,500.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manor:

•           disclosing such transactions in reports where required;
•           disclosing in any and all filings with the SEC, where required;
•           obtaining disinterested directors consent; and
•           obtaining stockholder consent where required.

AUDIT AND RELATED FEES

Comiskey & Company served as our independent registered public accounting firm for the fiscal years ended August 31, 2011 and 2010.  The following table represents the fees billed to us for the audit and other services provided by our accountants:

	2011	2010
Audit fees	$56,112	$47,884
Tax fees	5,038	-
All other fees	4,705	-

Total Fees	$65,855	$47,884

Audit Fees. This category includes the annual audit of our consolidated financial statements included in our Annual Report on Form 10-K and the quarterly reviews of our consolidated financial statements included in our Form 10-Qs.  This category also includes advice on accounting matters that is normally provided by the accountant in connection with statutory and regulatory filings.

Tax Fees. These fees relate to the preparation and review of tax returns, tax planning and tax advisory services.

All Other Fees. This category includes advisory fees related to the filing of our registration statement on Form S-1.

Pre-Approval Policies and Procedures.  Prior to engaging our accountants to perform a particular service, our board of directors obtains an estimate for the service to be performed.  All of the services described above were approved by the board of directors in accordance with its procedures.

FINANCIAL INFORMATION

Our Annual Report on Form 10-K for the fiscal year ended August 31, 2011 filed with the SEC and our Quarterly Report for the Quarter Ended May 31, 2012 on Form 10-Q filed with the SEC contain the most current audited annual, and unaudited quarterly, financial information about the Company which is publicly available.  You can review these reports on the SEC web site (www.sec.gov), or we will mail copies to you upon written or telephonic request to our Secretary at the above referenced address or telephone number.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the board of directors may recommend.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC under the 34 Act.  The SEC maintains an Internet site that contains reports, proxy statements and other information about issuers, such as us, which file electronically with the SEC. The address of that site is http://www.sec.gov.

You are encouraged to contact our Transfer Agent directly for the stockholder services itemized below:  Change in Certificate Registration; Change of Mailing Address; Lost or Stolen Certificates; Consolidation of Multiple Accounts or Stock Certificates; or Elimination of Duplicate Report Mailings.  Our Transfer Agent may be contacted at:

TranShare Corporation
4626 South Broadway
Englewood, Colorado 80113
888-662-1113

Our common stock is traded in the Over-the-Counter Bulletin Board under the symbol:  LBAS.

BY ORDER OF THE BOARD OF DIRECTORS

Irvine, California
July 21, 2012

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR ACCOMPANYING THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

THIS PROXY STATEMENT IS DATED JULY 21, 2012.  YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS PROXY STATEMENT TO OUR STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

EXHIBIT A

LOCATION BASED TECHNOLOGIES, INC.
AMENDED AND RESTATED
2007 STOCK INCENTIVE PLAN

PURPOSE

This Plan is intended to foster and promote the long-term financial success of Location Based Technologies, Inc. (the “Company”); to reward performance and to increase shareholder value by providing Participants appropriate incentives and rewards; to enable the Company to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company’s business is largely dependent; to encourage Participants’ ownership interest in the Company; and to align the interests of management and directors with that of the Company’s shareholders.

DEFINITIONS

“Affiliate” means any entity (whether a corporation, partnership, joint venture or other form of entity) that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Company, except solely with respect to the issuance of Incentive Stock Options, the term “Affiliate” shall be limited to any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Code Sections 424(e) and 424(f), respectively.

“Award” means, individually or collectively, a grant under the Plan of Non-Statutory Stock Options, Incentive Stock Options, Restricted Stock, and Stock Appreciation Rights.

“Award Agreement” means a written or electronic agreement evidencing and setting forth the terms of an Award.

“Board of Directors” or “Board” means the board of directors of the Company.

“Cause” with respect to any Award shall have the meaning set forth in the Participant’s employment agreement, or if no meaning is set forth in the Participant’s employment agreement or there is no employment agreement, “Cause” means, unless otherwise specified in the Award Agreement, with respect to a Participant:

Commission of any act or acts of personal dishonesty intended to result in substantial personal enrichment to the Employee to the detriment of the Company;

In the case of an Employee, repeated failures to perform his or her responsibilities that are demonstrably willful and deliberate, provided that such failures have continued for more than 10 days following written notice from the Company of its intent to terminate his or her employment based on such failures;

Intentional, repeated or continuing violation of any of the Company’s policies or procedures that occurs or continues after notice to the Participant that he or she has violated such policy or procedure; or

Any material breach of a written covenant or agreement with the Company, including the terms of this Plan or any material breach of fiduciary duty to the Company.

A Participant shall be considered to have been discharged for Cause if the Company determines within 30 days after his or her resignation or discharge that discharge for Cause was warranted.

“Change in Control” means the first to occur of any of the following events:

The date any one person, or more than one “person” acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person(s)) ownership of Common Stock possessing 50% or more of the total voting power of the Common Stock of the Company;

Individuals who at any time during the term of this Agreement constitute the board of directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least 75% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person were a member of the Incumbent Board;

Any consolidation or merger to which the Company is a party, if following such consolidation or merger, stockholders of the Company immediately prior to such consolidation or merger shall not beneficially own securities representing at least 51% of the combined voting power of the outstanding voting securities of the surviving or continuing entity; or

Any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company, other than to an entity (or entities) of which the Company or the stockholders of the Company immediately prior to such transaction beneficially own securities representing at least 51% of the combined voting power of the outstanding voting securities.

Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code Section 409A if the foregoing definition of “Change in Control” were to apply, but would not result in the imposition of any additional tax if the term “Change in Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section  1.409A-3(i)(5), then “Change in Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Code Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee designated by the Board of Directors pursuant to Section 3 of the Plan to administer the Plan.

“Common Stock” means the Common Stock of the Company, par value $0.001 per share.

“Company” means Location Based Technologies, Inc., a corporation organized under the laws of Nevada, and all successors to it.

“Covered Employee” means an Employee who is, or is determined by the Committee to be, a “covered employee” within the meaning of Code Section 162(m).

“Date of Grant” means the date when the Company completes the corporate action necessary to create the legally binding right constituting an Award, as provided in Code Section 409A and the regulations thereunder.

“Disability” has the meaning set forth in Code Section 22(e)(3).

“Effective Date” means September 10, 2007, the date on which the Plan was originally effective. To the extent context requires, the Effective Date of this amendment, restatement, and continuation of the Plan will be the date on which the Plan, as amended and restated, is approved by the shareholders of the Company.

“Employee” means any person employed by the Company or an Affiliate.  Directors who are employed by the Company or an Affiliate shall be considered Employees under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a Participant may purchase a share of Common Stock pursuant to an Option, or, in the case of Stock Appreciation Rights, the exercise price of the Stock Appreciation Right upon the Date of Grant.

“Fair Market Value” on any date means the market price of Common Stock, determined by the Committee as follows:

The Fair Market Value per share shall be the average of the closing bid and asked prices of a share on the date of determination;

If no shares of the Common Stock are traded on the date of determination, but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of a share of the Common Stock on the most recent date before the date of determination on which trading occurred.

Nevertheless, if neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate, in accordance with Code Section 409A.

The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.

“Incentive Stock Option” means a stock option granted to a Participant pursuant to Section  8 of the Plan that is intended to meet the requirements of Code Section 422.

“Non-Statutory Stock Option” means a stock option granted to a Participant pursuant to Section 7 of the Plan that is not intended to qualify, or does not qualify, as an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

“Outside Director” means a member of the Board of Directors of the Company or an Affiliate who is not also an Employee of the Company or an Affiliate.

“Participant” means any person who holds an outstanding Award.

“Performance Criteria” means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals are limited to the following: economic value added (as determined by the Committee); achievement of profit, loss or expense ratio; cash flow; book value; sales of services; net income (either before or after taxes); operating earnings; return on capital; return on net assets; return on stockholders’ equity; return on assets; stockholder returns; productivity; expenses; margins; operating efficiency; customer satisfaction; earnings per share; price per share of Common Stock; and market share; any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  The Committee shall, within the time prescribed by Code Section 162(m), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

“Performance Goals” means the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate or an individual.  The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period.  The Committee, in its discretion, may, within the time prescribed by Code Section 162(m), adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

“Permitted Transferees” means with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

“Plan” means the Location Based Technologies, Inc. Amended and Restated 2007 Stock Incentive Plan.

“Qualified Performance-Based Award” means an Award that is intended to qualify as “qualified performance-based compensation” within the meaning of Code Section 162(m) and is designated as a Qualified Performance-Based Award pursuant to Section 12 hereof.

“Retirement” with respect to an Employee means Termination of Service without Cause after attainment of age 65.  With respect to an Outside Director, “Retirement” means termination of service as a member of the Board of Directors for any reason other than death or Disability.

“Share” means a share of Common Stock.

 “Termination of Service” shall mean the termination of employment of an Employee with the Company and all Affiliates or the termination of service of an Outside Director as a member of the Board of Directors.  A Participant’s service shall not be deemed to have terminated because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service.  Furthermore, a Participant’s service with the Company shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company or an Affiliate;  provided, however, that if any such leave exceeds 90 days, on the 91st day of such leave the Participant’s service shall be deemed to have terminated unless the Participant’s right to return to service is guaranteed by statute or contract.  The Participant’s service shall be deemed to have terminated upon the entity for which the Participant performs service ceasing to be an Affiliate (or any successor).  Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant’s service has terminated and the effective date of such termination.

ADMINISTRATION

The Committee shall administer the Plan.  The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors.  A member of the Board of Directors shall be deemed to be “disinterested” only if he or she satisfies (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Code Section 162(m)(4)(C).  The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Company or an Affiliate who need not be disinterested, that may grant Awards and administer the Plan with respect to Employees, Outside Directors, and other individuals who are not considered officers or directors of the Company under Section 16 of the Exchange Act or for whom Awards are not intended to satisfy the provisions of Code Section 162(m).

The Committee shall have the sole and complete authority to:

Determine the individuals to whom Awards are granted, the type and amounts of Awards to be granted and the time of all such grants;

Determine the terms, conditions and provisions of, and restrictions relating to, each Award granted;

Interpret and construe the Plan and all Award Agreements;

Prescribe, amend and rescind rules and regulations relating to the Plan;

Determine the content and form of all Award Agreements;

Determine all questions relating to Awards under the Plan, including whether any conditions relating to an Award have been met;

Consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Award or amend the exercise date or dates thereof, provided that the Committee shall not have any discretion or authority to make changes to any Award that is intended to qualify as a Qualified Performance-Based Award to the extent that the existence of such discretion or authority would cause such Award not to so qualify, or to “reprice” any Options within the meaning of Section 19(b) hereof;

Determine the duration and purpose of leaves of absence that may be granted to a Participant without constituting termination of the Participant’s employment for the purpose of the Plan or any Award;

Maintain accounts, records and ledgers relating to Awards;

Maintain records concerning its decisions and proceedings;

Employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and

Do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

The Committee’s determinations under the Plan shall be final and binding on all persons.

Each Award shall be evidenced by an Award Agreement containing such provisions as may be approved by the Committee.  Each Award Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement.  The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.  In particular, and at a minimum, the Committee shall set forth in each Award Agreement (i) the type of Award granted, (ii) the Exercise Price of any Option or Stock Appreciation Right, (iii) the number of Shares subject to the Award; (iv) the expiration date of the Award, (v) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award, and (vi) the restrictions, if any, placed upon such Award, or upon Shares which may be issued upon exercise of such Award.  Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion and set forth in the applicable Award Agreement.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.  Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more members of the Board of Directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power with respect to (i) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or person; or (ii) any Qualified Performance-Based Award intended to satisfy the requirements of Code Section 162(m).

The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement.  The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Company or an Affiliate for determinations to be made pursuant to the Plan, including the satisfaction of any conditions of a Qualified Performance-Based Award.  However, only the Committee or a portion of the Committee may certify the attainment of any conditions of a Qualified Performance-Based Award intended to satisfy the requirements of Code Section 162(m).

TYPES OF AWARDS AND RELATED RIGHTS

The following types of Awards may be granted under the Plan:

Non-Statutory Stock Options;

Incentive Stock Options;

Restricted Stock; and

Stock Appreciation Rights.

STOCK SUBJECT TO THE PLAN

General Limitations.  Subject to adjustment as provided in Section 16 of the Plan, the maximum number of Shares reserved for issuance in connection with Awards under the Plan is 20,000,000 Shares. Subject to adjustment as provided in Section 16 of the Plan, the maximum number of Shares reserved for issuance as Incentive Stock Options under the Plan is 20,000,000 Shares.

Individual Limitations.  Subject to adjustment as provided in Section 16 of the Plan:

In no event may Qualified Performance-Based Awards be granted to a single Participant in any 12-month period (i) in respect of more than 2,000,000 Shares (if the Award is denominated in Shares) or (ii) having a maximum payment with a value greater than $3,000,000 (if the Award is denominated in other than Shares).

Other Rules.

The number of Shares associated with an Award originally counted against the limitations as the result of the grant of the Award shall be restored against the limitations and be available for reissuance under this Plan if and to the extent the Award is surrendered, cancelled, expires, settled in cash, terminates or is forfeited for any reason.

The following Shares shall not become available for issuance or reissuance under the Plan:

A.           Shares tendered by a Participant as full or partial payment to the Company upon exercise of an Option including Shares tendered by means of a “net exercise” as described in Section 9; and

B.           Shares withheld by, or otherwise remitted to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock, the exercise of Options granted under the Plan or upon any other payment or issuance of Shares under the Plan.

Source of Shares.  Shares issued under the Plan may be either authorized but unissued Shares, authorized Shares previously issued held by the Company in its treasury which have been reacquired by the Company, or Shares purchased by the Company in the open market.

ELIGIBILITY

Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan.  In addition, the Committee may grant Awards to consultants and advisors of the Company or an Affiliate.

NON-STATUTORY STOCK OPTIONS

The Committee may, subject to the limitations of this Plan and the availability of Shares reserved but not previously awarded under the Plan, grant Non-Statutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

Exercise Price.  The Committee shall determine the Exercise Price of each Non-Statutory Stock Option.  However, the Exercise Price shall not be less than the Fair Market Value of the Common Stock on the Date of Grant.

Terms of Non-Statutory Stock Options.  The Committee shall determine the term during which a Participant may exercise a Non-Statutory Stock Option, but in no event may a Participant exercise a Non-Statutory Stock Option, in whole or in part, more than 10 years from the Date of Grant.  The Committee shall also determine the date on which each Non-Statutory Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Non-Statutory Stock Option.  Shares underlying each Non-Statutory Stock Option may be purchased, in whole or in part, by the Participant at any time during the term of such Non-Statutory Stock Option, after such Option becomes exercisable.  A Non-Statutory Stock Option may not be exercised for fractional shares.

Termination of Service.

Unless otherwise determined by the Committee and as set forth in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason other than Disability or death, or Termination for Cause, the Participant may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of such termination and only for three months following the date of such termination, or, if sooner, the expiration of the term of the Non-Statutory Stock Option.

Unless otherwise determined by the Committee and as set forth in an applicable Award Agreement, in the event of a Participant’s Termination of Service due to Disability or death, all Non-Statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable for one year following the date of such termination, or, if sooner, the expiration of the term of the Non-Statutory Stock Option.

Unless otherwise determined by the Committee and as set forth in an applicable Award Agreement, in the event of a Participant’s Termination of Service for Cause, all rights with respect to the Participant’s Non-Statutory Stock Options shall be forfeited and expire immediately upon the effective date of such Termination for Cause.

Extension of Term of Option.  The period during which a Non-Statutory Stock Option is to remain exercisable following a Participant’s Termination of Service shall be extended if the exercise of the Non-Statutory Stock Option would violate an applicable Federal, state, local, or foreign law until 30 days after the exercise of the Non-Statutory Stock Option would no longer violate applicable Federal, state, local, and foreign laws, but not beyond the original term of the Non-Statutory Stock Option pursuant to Section 7(b).

Acceleration Upon Change in Control.  In the event of a Change in Control, all Non-Statutory Stock Options held by a Participant shall become immediately vested and fully exercisable and, subject to Section 16(b), shall remain exercisable until the expiration of the term of the Non-Statutory Stock Option.

Payment.  Payment due to a Participant upon the exercise of a Non-Statutory Stock Option shall be made in the form of Shares.

INCENTIVE STOCK OPTIONS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Incentive Stock Options to Employees upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

Exercise Price.  The Committee shall determine the Exercise Price of each Incentive Stock Option.  However, the Exercise Price shall not be less than the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of Code Section 422, Common Stock representing more than 10% of the total combined voting securities of the Company (“10% Owner”), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.

Amounts of Incentive Stock Options.  To the extent the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under Code Section 422, such Options in excess of such limit shall be treated as Non-Statutory Stock Options.  Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.

Terms of Incentive Stock Options.  The Committee shall determine the term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than 10 years from the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five years from the Date of Grant.  The Committee shall also determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option.  Shares underlying each Incentive Stock Option may be purchased, in whole or in part, at any time during the term of such Incentive Stock Option, after such Option becomes exercisable.  An Incentive Stock Option may not be exercised for fractional shares.

Termination of Service.  Unless otherwise determined by the Committee and as set forth in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason other than Disability or death, or Termination for Cause, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of such termination and only for three months following the date of such termination, or, if sooner, the expiration of the term of the Incentive Stock Option.

Unless otherwise determined by the Committee and as set forth in an applicable Award Agreement, in the event of a Participant’s Termination of Service due to Disability or death, all Incentive Stock Options held by such Participant shall immediately become exercisable and remain exercisable for one year following the date of such termination, or, if sooner, the expiration of the term of the Incentive Stock Option.

Unless otherwise determined by the Committee and as set forth in an applicable Award Agreement, in the event of an Employee’s Termination for Cause, all rights under such Employee’s Incentive Stock Options shall expire immediately upon the effective date of such Termination for Cause.

Extension of Term of Option.  The period during which an Incentive Stock Option is to remain exercisable following a Participant’s Termination of Service shall be extended if the exercise of the Incentive Stock Option would violate an applicable Federal, state, local, or foreign law until 30 days after the exercise of the Incentive Stock Option would no longer violate applicable Federal, state, local, and foreign laws, but not beyond the original term of the Incentive Stock Option pursuant to Section 8(c).  Any extension of the term of an Incentive Stock Option pursuant to this Section 8(e) may cause the Option to be treated as a Non-Statutory Stock Option.

Acceleration Upon a Change in Control.  In the event of a Change in Control, all Incentive Stock Options held by such a Participant shall become immediately vested and fully exercisable, and, subject to Section 16(b), shall remain exercisable until the expiration of the term of the Incentive Stock Option.

Payment.  Payment due to a Participant upon the exercise of an Incentive Stock Option shall be made in the form of Shares.

Disqualifying Dispositions.  Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Committee of any disposition of Shares issued pursuant to the exercise of such Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), within 10 days of such disposition.

METHOD OF EXERCISE OF OPTIONS

Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms established by the Committee, including, without limitation, payment by delivery of cash or Common Stock owned by the Participant having a Fair Market Value on the exercise date equal to the total Exercise Price, or by any combination of cash and Shares, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer or a “net exercise.”  The Participant may deliver shares of Common Stock either by attestation or by the delivery of a certificate or certificates for shares duly endorsed for transfer to the Company.  A “net exercise” means the delivery of a properly executed notice followed by a procedure pursuant to which (1) the Company will reduce the number of Shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of Shares having a Fair Market Value that does not exceed the aggregate Exercise Price for the Shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate Exercise Price not satisfied by such reduction in the number of whole Shares to be issued.  Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) Shares are used to pay the Exercise Price pursuant to a “net exercise,” (B) Shares are delivered to the Participant as a result of such exercise, and (C) Shares are withheld to satisfy tax withholding obligations

RESTRICTED STOCK AWARDS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Restricted Stock to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

Payment of the Restricted Stock.  The Restricted Stock may only be made in whole Shares.

Terms of the Restricted Stock.  The Committee shall determine the dates on which Restricted Stock granted to a Participant shall vest and any specific conditions or performance goals which must be satisfied prior to the vesting of any installment or portion of the Restricted Stock.  Notwithstanding other paragraphs in this Section 10, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock except for any Restricted Stock that is part of a Qualified Performance-Based Award under Section 12 hereof.  The acceleration of any Restricted Stock shall create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other Restricted Stock.

Termination of Service.  Unless otherwise determined by the Committee and as set forth in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason other than Retirement, Disability or death, the Participant’s unvested Restricted Stock as of the date of termination shall be forfeited and any rights the Participant had to such unvested Restricted Stock shall become null and void.  Unless otherwise provided in the applicable Award Agreement, in the event of a Participant’s Termination of Service due to Retirement, Disability or death, all unvested Restricted Stock held by such Participant, including any Restricted Stock subject to a Performance Goal, shall immediately vest.

Acceleration Upon a Change in Control.  In the event of a Change in Control, all unvested Restricted Stock held by a Participant shall become immediately vested.

Dividends and Other Distributions.  A Participant holding Restricted Stock shall, unless otherwise provided in the applicable Award Agreement, be entitled to receive, with respect to such Restricted Stock, a payment equal to any cash dividends or distributions (other than distributions in Shares) and the number of Shares equal to any stock dividends, declared and paid with respect to such Restricted Stock if the record date for determining shareholders entitled to receive such dividends falls between the Date of Grant of the relevant Restricted Stock and the date the relevant Restricted Stock or installment thereof is vested.

Voting of Restricted Stock.  A Participant shall be entitled to vote Restricted Stock that has been granted to him, but not yet vested, subject to the rules and procedures adopted by the Committee for this purpose.

Restrictive Legend.  Each certificate issued in respect of Restricted Stock shall be registered in the name of the Participant and, at the discretion of the Board, each such certificate may be deposited in a bank designated by the Board.  Each such certificate shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Location Based Technologies, Inc. Amended and Restated 2007 Stock Incentive Plan and an agreement entered into between the registered owner and Location Based Technologies, Inc.  A copy of such plan and agreement is on file at the principal office of Location Based Technologies, Inc.”

Transfers of Unrestricted Shares.  Upon the vesting date of Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiaries or heirs).

STOCK APPRECIATION RIGHTS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Stock Appreciation Rights to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions.  A Stock Appreciation Right is an award that entitles the holder to receive an amount equal to the difference between the Fair Market Value of the Shares at the time of exercise of the Stock Appreciation Right and the Exercise Price on the Date of Grant, subject to the provisions of this Section 11.

Exercise Price.  The Committee shall determine the Exercise Price of each Stock Appreciation Right.  However, the Exercise Price shall not be less than the Fair Market Value of the Common Stock on the Date of Grant.

Terms of Stock Appreciation Rights.  The Committee shall determine the term during which a Participant may exercise a Stock Appreciation Right, but in no event may a Participant exercise a Stock Appreciation Right, in whole or in part, more than 10 years from the Date of Grant.  The Committee shall also determine the date on which each Stock Appreciation Right, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Stock Appreciation Right.  A Stock Appreciation Right may not be exercised for fractional shares.  If, on the date when a Stock Appreciation Right would otherwise terminate or expire the Exercise Price of the Stock Appreciation Right is less than the Fair Market Value of the Shares subject to the Stock Appreciation Right on such date but any portion of the Stock Appreciation Right has not been exercised, then the Stock Appreciation Right shall automatically be deemed to be exercised as of such date with respect to such portion.  An Award Agreement with respect to a Stock Appreciation Right may also provide for an automatic exercise of the Stock Appreciation Right on an earlier date.

Termination of Service.  Unless otherwise determined by the Committee and as set forth in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason other than Disability or death, or Termination for Cause, the Participant may exercise only those Stock Appreciation Rights that were immediately exercisable by the Participant at the date of such termination and only for three months following the date of such termination, or, if sooner, the expiration of the term of the Stock Appreciation Right.

Unless otherwise determined by the Committee and as set forth in an applicable Award Agreement, in the event of a Participant’s Termination of Service due to Disability or death, all Stock Appreciation Rights held by such Participant shall immediately become exercisable and remain exercisable for one year following the date of such termination, or, if sooner, the expiration of the term of the Stock Appreciation Right.

Unless otherwise determined by the Committee and as set forth in an applicable Award Agreement, in the event of a Participant’s Termination for Cause, all rights with respect to the Participant’s Stock Appreciation Rights shall be forfeited and expire immediately upon the effective date of such Termination for Cause.

Extension of Term of Stock Appreciation Right.  The period during which a Stock Appreciation Right is to remain exercisable following a Participant’s Termination of Service shall be extended if the exercise of the Stock Appreciation Right would violate an applicable Federal, state, local, or foreign law until 30 days after the exercise of the Stock Appreciation Right would no longer violate applicable Federal, state, local, and foreign laws, but not beyond the original term of the Stock Appreciation Right pursuant to Section 12.

Acceleration Upon Change in Control.  In the event of a Change in Control, each Stock Appreciation Right held by a Participant shall immediately become exercisable and, subject to Section 12, shall remain exercisable until the expiration of the term of the Stock Appreciation Right.

Payment.  Payment due to a Participant upon the exercise of a Stock Appreciation Right shall be made in the form of cash or Shares, or both, in the discretion of the Committee as set forth in the applicable Award Agreement.

QUALIFIED PERFORMANCE-BASED AWARDS

Purpose.  The purpose of this Section 12 is to provide the Committee the ability to grant Restricted Stock as Qualified Performance-Based Awards.  If the Committee, in its discretion, decides to grant to a Covered Employee an Award that is intended to constitute a Qualified Performance-Based Award, the provisions of this Section 12 shall control over any contrary provision contained herein; provided, however, that the Committee may grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals that do not satisfy the requirements of this Section 12.

Applicability.  This Section 12 shall apply only to those Covered Employees selected by the Committee to receive Qualified Performance-Based Awards.  The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the relevant Performance Period.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

Procedures with Respect to Qualified Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Award requirements of Code Section 162(m)(4)(C), with respect to any Award that may be granted to one or more Covered Employees, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Code Section 162(m)), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Restricted Stock, as applicable, to be earned by each Covered Employee for such Performance Period.  Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  No Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Award is subject have been achieved.  The Committee may not increase during a year the amount of a Qualified Performance-Based Award that would otherwise be payable upon satisfaction of the conditions but may reduce or eliminate the payments as provided for in the Award Agreement.

Payment of Qualified Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a subsidiary on the day a Qualified Performance-Based Award for such Performance Period is paid to the Participant.  Furthermore, a Participant shall be eligible to receive payment pursuant to a Qualified Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.  Unless otherwise provided in the applicable Award Agreement, in the event of Termination of the Participant’s Service due to Disability or death, all unvested Qualified Performance-Based Awards held by such Participant shall immediately vest.

Acceleration Upon a Change in Control.  In the event of a Change in Control, all unvested Qualified Performance-Based Awards held by a Participant shall become vested upon the Change in Control.

Dividends and Other Distributions.  Unless otherwise determined by the Committee and evidenced in an applicable Award Agreement, a Participant shall not be paid any dividends or distributions or other distributions with respect to Qualified Performance-Based Awards until the Participant has become vested in the Shares covered by the Qualified Performance-Based Awards.  At the time of vesting, the Participant shall receive a cash payment equal to the aggregate cash dividends (without interest) (other than distributions in Shares) and the number of Shares equal to any stock dividends that the Participant would have received if the Participant had owned all of the Shares which vested for the period beginning on the date of the Award, and ending on the date of vesting or payment.  No dividends shall be paid to the Participant with respect to any Qualified Performance-Based Awards that are forfeited by the Participant.

Additional Limitations.  Notwithstanding any other provision of the Plan, any Award granted to a Covered Employee that is intended to constitute a Qualified Performance-Based Award shall be subject to any additional limitations set forth in Code Section 162(m) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Code Section 162(m)(4)(C), and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

Effect on Other Plans and Arrangements.  Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

RIGHTS OF PARTICIPANTS

No Participant shall have any rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate for such Common Stock.  Nothing contained in this Plan or in any Award Agreement confers on any person any right to continue in the employ or service of the Company or an Affiliate or interferes in any way with the right of the Company or an Affiliate to terminate a Participant’s services.

DESIGNATION OF BENEFICIARY

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled.  Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing.  If a Participant fails to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.
transferability of Awards

Incentive Stock Options.  Incentive Stock Options are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code.  During a Participant’s lifetime, Incentive Stock Options may be exercised only by the Participant (or a legal representative if the Participant becomes incapacitated).

Awards Other Than Incentive Stock Options.  All Awards granted pursuant to this Plan other than Incentive Stock Options are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; provided, however, with the approval of the Committee, a Participant may transfer a Non-Statutory Stock Option or a Stock Appreciation Right for no consideration to or for the benefit of one or more Permitted Transferees subject to such limits as the Committee may establish, and the Permitted Transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer.  The transfer of an Award pursuant to this Section shall include a transfer of the rights of a Participant under this Plan to consent to certain amendments to the Plan or an Award Agreement and, in the discretion of the Committee, shall also include transfer of ancillary rights associated with the Award.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR A CHANGE OF CONTROL

Adjustment Clause. In the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other change affecting the outstanding shares of Stock as a class without the Company’s receipt of consideration, or other equity restructuring within the meaning of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly, FASB Statement 123R), appropriate adjustments shall be made to the terms of any outstanding Awards, including, (i) the aggregate number of shares of Stock with respect to which awards may be made under the Plan, (ii) the terms and the number of shares and/or the price per share of any outstanding Stock Options, Stock Appreciation Rights, and Restricted Stock, and (iii) the share limitations set forth in Section 5 hereof.  The Committee shall also make appropriate adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend.  Adjustments, if any, and any determination or interpretations, made by the Committee shall be final, binding and conclusive.  Conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration.  Except as expressly provided herein, no issuance by the Company of shares of any class or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an Award.

Change in Control.  If a Change in Control occurs, the Committee may, in its discretion and without limitation:

Cancel outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that if shareholders receive consideration other than publicly traded equity securities of the surviving entity, any determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall equal the excess, if any, of the value of the consideration being paid for each Share in such transaction over the Exercise Price of such Option or Stock Appreciation Right shall conclusively be deemed valid).  Accordingly, if the Exercise Price of the Shares subject to a Stock Option or Stock Appreciation Right exceeds the Fair Market Value of such Shares, then such Stock Option or Stock Appreciation Right may be cancelled without making a payment to the holder of the Stock Option or Stock Appreciation Right;

Substitute other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for Shares subject to outstanding Awards;

Arrange for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Affiliate, Affiliate, or division or by the entity that controls such Affiliate, Affiliate, or division following the transaction (as well as any corresponding adjustments to Awards that remain outstanding based upon Company securities); and

May, after giving Participants an opportunity to exercise their outstanding Stock Options and Stock Appreciation Rights, terminate any or all unexercised Stock Options and Stock Appreciation Rights.  Such termination shall take place as of the date of the Change in Control or such other date as the Committee may specify.

Code Section 409A Provisions with Respect to Adjustments.  Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section to Awards that are considered “deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A unless the Participant consents otherwise; (ii) any adjustments made to Awards that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Code Section 409A or comply with the requirements of Code Section 409A unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments under this Section to the extent that the existence of such authority would cause an Award that is not intended to be subject to Code Section 409A to be subject thereto.

TAX WITHHOLDING

Whenever under this Plan, cash or Shares are to be delivered upon exercise of an Award or any other event with respect to rights and benefits hereunder, the Committee shall be entitled to require as a condition of delivery (i) that the Participant remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) that the minimum withholding of such sums come from compensation otherwise due to the Participant or from any Shares due to the Participant under this Plan, or (iii) any combination of the foregoing provided.

TERMINATION OF AWARDS OR DISGORGEMENT OF FUNDS TRIGGERED BY MISCONDUCT, COMPETITION OR OTHER ACTIVITIES

Stock Options and Stock Appreciation Rights.  If at any time (including after a notice of exercise has been delivered) the Committee reasonably believes that a Participant, other than an Outside Director, has committed an act of Misconduct (as defined in this Section), the Committee may suspend the Participant’s right to exercise any Stock Option or Stock Appreciation Right pending a determination of whether an act of Misconduct has been committed.  If the Committee determines a Participant, other than an Outside Director, (i) has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company, breach of fiduciary duty or deliberate disregard of Company policies resulting in loss, damage or injury to the Company; (ii) has made an unauthorized disclosure of any trade secret or confidential information; (iii) engaged in any conduct constituting unfair competition; (iv) without the written consent of the Company, which may be withheld for any reason or no reason, serves (or agrees to serve) as an officer, director or employee of any proprietorship, partnership or corporation or becomes the owner of a business or a member of a partnership that competes with any portion of the Company’s business, or renders any service (including business consulting) to entities that compete with any portion of the Company’s business; or (v) refuses or fails to consult with, supply information to, or otherwise cooperate with the Company after having been requested to do so (hereafter, “Misconduct”), neither the Participant nor his or her estate shall be entitled to exercise any Stock Option or Stock Appreciation Right whatsoever.  In addition, for any Participant who is designated as an executive officer by the Board of Directors, if the Committee determines that the Participant engaged in an act of embezzlement, fraud or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Company’s financial statements (hereafter, “Contributing Misconduct”), the Participant shall be required to repay to the Company, in cash and upon demand, the Option Proceeds (as defined below) resulting from any sale or other disposition (including to the Company) of Shares issued or issuable upon exercise of a Stock Option or Stock Appreciation Right if the sale or disposition was effected during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission of the financial statements required to be restated.  The term Option Proceeds means, with respect to any sale or other disposition (including to the Company) of Shares issuable or issued upon exercise of a Stock Option or Stock Appreciation Right, an amount determined appropriate by the Committee to reflect the effect of the restatement on the Company’s stock price, up to the amount equal to the number of Shares sold or disposed of multiplied by the difference between the market value per Share at the time of such sale or disposition and the Exercise Price.  The return of Option Proceeds is in addition to and separate from any other relief available to the Company due to the executive officer’s Contributing Misconduct.  Any determination by the Committee with respect to the foregoing shall be final, conclusive and binding on all interested parties.  For any Participant who is an executive officer, the determination of the Committee shall be subject to approval of the Board of Directors.

Restricted Stock.  If at any time the Committee reasonably believes that a Participant, other than an Outside Director, has committed an act of Misconduct, the Committee may suspend the vesting of Shares under the Participant’s Restricted Stock Awards pending a determination of whether an act of Misconduct has been committed.  If an act of Misconduct has been committed by the Participant, the Participant’s Restricted Stock shall be forfeited and cancelled.  In addition, for any Participant who is designated as an executive officer by the Board of Directors, if the Committee determines that the Participant engaged in Contributing Misconduct, the Participant shall be required to repay to the Company, in cash and upon demand, the Stock Proceeds (as defined below) resulting from any sale or other disposition (including to the Company) of Shares issued or issuable upon the vesting of such awards if the sale or disposition was effected during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission of the financial statements required to be restated.  The term Stock Proceeds means, with respect to any sale or other disposition (including to the Company) of Shares issued or issuable upon vesting of such awards, an amount determined appropriate by the Committee to reflect the effect of the restatement on the Company’s stock price, up to the amount equal to the fair market value per Share at the time of such sale or other disposition multiplied by the number of Shares sold or disposed of.  The return of Stock Proceeds is in addition to and separate from any other relief available to the Company due to the executive officer’s Contributing Misconduct.  Any determination by the Committee with respect to the foregoing shall be final, conclusive and binding on all interested parties.  For any Participant who is an executive officer, the determination of the Committee shall be subject to approval of the Board of Directors.

AMENDMENT OF THE PLAN AND AWARDS

The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided, however, (i) provisions governing grants of Incentive Stock Options shall be submitted for shareholder approval to the extent required by applicable law or regulation; (ii) except as permitted by Section 16, no amendment may increase the share limitations set forth in Section 5 or decrease the minimum Exercise Price for Stock Options or Stock Appreciation Rights set forth in Sections 7(a), 8(a), and 11(a), unless any such amendment is approved by the Company’s shareholders within 12 months before or after such amendment; and (iii) the provisions of Section and 11(a), (relating to Option repricing) may not be amended, unless any such amendment is approved by the Company’s shareholders.  Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such approval or ratification.  Other provisions of this Plan will remain in full force and effect.  No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

The Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant; provided, however, that repricing of Stock Options or Stock Appreciation Rights shall not be permitted.  For this purpose, a repricing means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or Stock Appreciation Right to lower its Exercise Price; (ii) any other action that is treated as a repricing under generally accepted accounting principles; and (iii) canceling an Option or Stock Appreciation Right at a time when its exercise price is equal to or greater than the Fair Market Value of the underlying stock in exchange for another Option, Stock Appreciation Right or other Award, unless the cancellation and exchange occurs in connection with an event set forth in Section 16.  Such cancellation and exchange would be considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

RIGHT OF OFFSET

The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an “acceleration” of a payment hereunder within the meaning of Code Section 409A.  This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.

EFFECTIVE DATE OF PLAN

The Plan, as amended and restated, shall become effective immediately upon its approval by the Company’s shareholders. Awards may be granted under the Plan, as amended and restated, while the receipt of shareholder approval is pending, and, to the extent required by applicable law, any such Awards shall be conditioned on the receipt of such approval.

TERMINATION OF THE PLAN

The right to grant Awards under the Plan will terminate 10 years after the Effective Date.  The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant’s rights under an outstanding Award.

APPLICABLE LAW; COMPLIANCE WITH LAWS

The Plan will be administered in accordance with the laws of the state of California and applicable federal law.  Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.  Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.

PROHIBITION ON DEFERRED COMPENSATION

It is the intention of the Company that no Award shall be “deferred compensation” subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.  The terms and conditions governing any Awards that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Code Section 409A.  Notwithstanding any provision herein to the contrary, any Award issued under the Plan that constitutes a deferral of compensation under a “nonqualified deferred compensation plan” as defined under Code Section 409A(d)(1) and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto.